UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2013

AIRGAS, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
_________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________________________________

Item 1.01	Entry into a Material Definitive Agreement.
On December 5, 2013, Airgas, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to the Third Amended and Restated Receivables Purchase Agreement dated March 17, 2010 (the “Receivables Purchase Agreement”) among the Company, as servicer, Radnor Funding Corp., a bankruptcy-remote special purpose entity and wholly-owned subsidiary of the Company, as seller, the members of the various purchaser groups from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator (in such capacity, the “Administrator”). The Amendment extends the expiration date of the Receivables Purchase Agreement from December 4, 2015 to December 5, 2016. The maximum amount of borrowings available to the Company under the Receivables Purchase Agreement remained unchanged as a result of the Amendment.
The foregoing description of the Amendment to the Receivables Purchase Agreement is qualified by reference in its entirety to a copy of the Amendment, which is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1 - Fourth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2013, among Airgas, Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013
Airgas, Inc.
(Registrant)

/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President and Controller
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1
Fourth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2013, among Airgas, Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.